UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2025

Surmodics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Minnesota	0-23837	41-1356149
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9924 West 74th Street
Eden Prairie, Minnesota	55344
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 952 500-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.05 par value	SRDX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed in the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 29, 2024 by Surmodics, Inc., a Minnesota corporation (the “Company”), the Company entered into a Merger Agreement (the “Merger Agreement”), dated as of May 28, 2024, with BCE Parent, LLC, a Delaware limited liability company (“Parent”), and BCE Merger Sub, Inc., a Minnesota corporation and a wholly owned Subsidiary of Parent (“Merger Sub”).

The Merger

Pursuant to the Merger Agreement, and subject to the terms and conditions thereof, on November 19, 2025, Merger Sub merged (the “Merger”) with and into the Company, with the Company as the surviving corporation and a wholly owned subsidiary of Parent. At the effective time of the Merger on November 19, 2025 (the “Effective Time”), each share of common stock of the Company (“Company Common Stock”) then outstanding (other than (1) those shares owned by Merger Sub, Parent, the Company, or any direct or indirect wholly owned subsidiary of Parent or the Company (which were cancelled without any consideration); (2) any shares outstanding immediately prior to the Effective Time and held of record or beneficially by a person who did not vote in favor of approval of the Merger Agreement and who was entitled to demand and properly demanded and perfected such holder’s dissenter’s rights with respect to such shares; and (3) any shares that had been issued as a restricted stock award pursuant to any of the Stock Incentive Plans (as defined in the Merger Agreement) and that remain unvested and subject to forfeiture thereunder (“Restricted Shares”) (which were treated as described below)) were converted into the right to receive $43.00 in cash, without interest (the “Merger Consideration”).

Merger Consideration

Pursuant to the Merger Agreement, at the Effective Time, each of the Company’s then outstanding equity awards were treated as follows: (1) each restricted stock unit or deferred stock unit that had been issued pursuant to any of the Stock Incentive Plans was cancelled in exchange for an amount in cash equal to the Merger Consideration net of any taxes withheld pursuant to the Merger Agreement; (2) each Restricted Share was cancelled in exchange for an amount in cash equal to the Merger Consideration, net of any taxes withheld pursuant to the Merger Agreement; and (3) each unexercised option to acquire Company Common Stock was (i) if the Merger Consideration for such option was equal to or greater than the exercise price per share of Company Common Stock subject to such option, cancelled in exchange for an amount in cash equal to the excess, if any, of the Merger Consideration over the exercise price per share of Company Common Stock subject to such option multiplied by the number of shares of Company Common Stock subject to such option, and (ii) if the Merger Consideration for such option was less than the exercise price per share of Company Common Stock subject to such option, cancelled for no consideration.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on May 29, 2024 and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On November 19, 2025, in connection with the consummation of the Merger described above in the Introductory Note, the Company repaid in full of all indebtedness, liabilities and other obligations under that certain Credit, Security and Guaranty Agreement (the “Credit Agreement”) dated as of October 14, 2022 with Mid-Cap Funding IV Trust, as agent and MidCap Financial Trust, as term loan servicer, and the lenders from time to time party thereto, the other borrowers party thereto and the guarantors from time to time party thereto, and terminated the Credit Agreement. In connection with the termination of the Credit Agreement, the Company also terminated its 5-year interest rate swap transaction with Wells Fargo Bank, N.A. with respect to $25.0 million of notional value of the Term Loans funded as Tranche 1 under the Credit Agreement.

A description of the material terms of the Credit Agreement and the interest rate swap transaction is contained in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 17, 2022, which description is incorporated herein by reference (the “Credit Facility 8-K”). There are no material relationships between the Company and the lenders party to the Credit Agreement or between the Company and Wells Fargo Bank, N.A., other than the transactions described above and, with respect to Wells Fargo Bank, N.A., commercial banking and financial services for the Company and its subsidiaries for which it will receive customary fees. There were no material early termination penalties, other than the prepayment fees and the exit fees required by the Credit Agreement as set forth in the Credit Facility 8-K and customary early termination fees for termination of the swap transaction.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information contained in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 18, 2025, the Company notified the Nasdaq Stock Market LLC (“Nasdaq”) of the anticipated consummation of the Merger on November 19, 2025 and requested that Nasdaq halt trading of the Company Common Stock effective at or around 7:50 p.m., Eastern Time, on November 18, 2025.

On November 19, 2025, the Company notified Nasdaq of the consummation of the Merger and requested that Nasdaq file with the SEC a Form 25, Notification of Removal from Listing and/or Registration, to delist the Company Common Stock from Nasdaq and deregister the Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company also intends to file a Certification and Notice of Termination of Registration on Form 15 with the SEC requesting the deregistration of the Company Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note, Item 2.01, Item 3.01, and Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

The information contained in the Introductory Note, Item 2.01, Item 5.02, and Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference. The Merger Consideration was funded through equity financing provided by funds affiliated with GTCR LLC and debt financing at prevailing market interest rates under certain borrowing facilities provided by Oak Hill Advisors, L.P., Bank of Montreal, BMO Capital Markets Corp., Antares Capital LP, Antares Holdings LP, Brinley Partners, LP and Northwestern Mutual Investment Management Company, LLC.

As a result of the consummation of the Merger, a change in control of the Company occurred. At the Effective Time, the Company became a wholly-owned subsidiary of Parent.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

In accordance with the terms of the Merger Agreement, the directors of Merger Sub immediately prior to the Effective Time automatically became the directors of the Company, each to serve until the earlier of their resignation or removal or their respective successors are duly elected or appointed and qualified. Accordingly, (i) each of José H. Bedoya, David R. Dantzker, Lisa Wipperman Heine, Susan E. Knight, and Gary R. Maharaj ceased to hold his or her respective prior position as a member of the Company’s board of directors, and any committee thereof, effective as of the Effective Time, and (ii) Robert B. Hance and Scott D’Amour became the directors of the Company, effective as of the Effective Time.

Immediately upon the Effective Time, (i) each of Gary R. Maharaj, Timothy J. Arens, Charles W. Olson, Teryl L.W. Sides, Joseph J. Stich, and Gordon S. Weber ceased to hold his or her respective prior position as an officer of the Company, effective as of the Effective Time, and (ii) Robert B. Hance, Scott D’Amour, and Charles W. Olson became the officers of the Company, effective as of the Effective Time, each to serve until the earlier of their resignation or removal or their respective successors are duly appointed and qualified. Biographical and other information with respect to Robert B. Hance, Scott D’Amour, and Charles W. Olson is provided in the table below:

Officer	Age	Additional Information
Robert B. Hance, President, Chief Executive Officer, and Assistant Secretary	66	Mr. Hance has served as the Chief Executive Officer of Biocoat since July 2025. Prior to joining Biocoat, he served as the Chief Executive Officer of Regatta Medical, a private equity investment company since 2017. Previously, Mr. Hance was Chief Executive Officer of Creganna Medical, Entrepreneur-in-Residence at CDRH, and President of Abbott Vascular, the cardiovascular device division of Abbott Laboratories. He currently serves on the board of directors of the Medical Device Innovation Consortium. Mr. Hance has a B.S. in Chemical Engineering from the Massachusetts Institute of Technology and MBA from Harvard Business School.
Scott D’Amour, Chief Financial Officer, Vice President, Treasurer and Secretary	52	Mr. D’Amour has served as the Chief Financial Officer of Biocoat since October 2023. Prior to joining Biocoat, Mr. D’Amour served as Vice President of Finance and Business Operations at Leidos, a defense, aviation, information technology and biomedical research company, from December 2021 to October 2023, Vice President of Finance at Berkshire Grey, an AI-robotic solutions company, from April 2018 to November 2021, Vice President and Senior Director of Finance at Medtronic, a medical technology company, from August 2016 to February 2018, and Vice President of Finance at HeartWare International, a medical device company, from May 2013 until its acquisition by Medtronic in August 2016. Mr. D’Amour has a BS in Management from the University of Massachusetts Lowell and an MBA and MS in Finance from Boston College.

Charles W. Olson, Vice President	61	Mr. Olson joined Surmodics, Inc. in 2001 and has served as Senior Vice President and General Manager of the Medical Device Business Unit since July 2021. Mr. Olson has a BS in Business Administration and Management from Winona State University.

There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Hance, Mr. D’Amour, Mr. Olson, and any of the Company’s executive officers or directors or persons nominated or chosen by the Company to become a director or executive officer. There have been no transactions since the beginning of the Company’s last fiscal year, and there are no currently proposed transactions, in which the Company was or is to be a participant and in which Mr. Hance, Mr. D’Amour, Mr. Olson, or any member of his immediate family, had or will have any interest, that are required to be reported under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Hance, Mr. D’Amour, Mr. Olson, and any other person pursuant to which Mr. Hance, Mr. D’Amour, or Mr. Olson, was appointed as an officer or director, as applicable, of the Company, other than as set forth in the Merger Agreement.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, (i) the Articles of Incorporation of the Company was amended and restated in its entirety and (ii) the bylaws of Merger Sub became the bylaws of the Company (except that all references therein to Merger Sub were automatically amended and became references to the Company), in each case, effective as of the Effective Time. Copies of the Company’s Amended and Restated Articles of Incorporation and Bylaws are included as Exhibits 3.1 and 3.2 hereto, respectively, each of which is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

d) Exhibits.

Exhibit Number	Description

2.1*	Merger Agreement, dated as of May 28, 2024, by and among Surmodics, Inc., BCE Parent, LLC and BCE Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 29, 2024).

3.1	Amended and Restated Articles of Incorporation of Surmodics, Inc.

3.2	Bylaws of Surmodics, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby agrees to supplementally furnish to the SEC upon request any omitted schedule or similar attachment to Exhibit 2.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURMODICS, INC.

	By:	/s/ Robert B. Hance
Date: November 19, 2025		Robert B. Hance
President, Chief Executive Officer and Assistant Secretary